Exhibit 99.1

Kala Pharmaceuticals Reports Third Quarter 2022 Financial Results and Provides Corporate Update

-- Planning to Initiate Phase 2/3 Trial of KPI-012 for Persistent Corneal Epithelial Defect (PCED) in 4Q 2022; Topline Data Expected in 1Q 2024 --

-- Ended Quarter with $52.4 million in Cash; Sufficient for Funding Operations into 2Q 2024 --

ARLINGTON, Mass, November 8, 2022 — Kala Pharmaceuticals, Inc. (NASDAQ:KALA), a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye, today reported financial results for the third quarter ended September 30, 2022 and provided a corporate update.

“We continue to advance our proprietary mesenchymal stem cell secretome (MSC-S) platform and expect to submit an investigational new drug (IND) application with the U.S. Food and Drug Administration (FDA) during the fourth quarter of 2022 for KPI-012 for the treatment of PCED,” said Mark Iwicki, Chief Executive Officer and Chairman of Kala. “Pending IND clearance, we plan to initiate our Phase 2/3 clinical trial in the fourth quarter of 2022, marking a significant step toward our goal of delivering the promise of MSC-S-based therapies to people living with rare and severe ocular diseases.”

PCED is a clinically burdensome condition with high unmet needs. It affects approximately 100,000 people in the United States each year and, if left untreated, can lead to infection, corneal ulceration or perforation, scarring, opacification and significant vision loss. Based on its multifactorial mechanism of action and preclinical and clinical data generated to-date, Kala believes KPI-012 may represent a significant advancement in the treatment of PCED and could become the first approved treatment for PCED across all its various etiologies. Kala also plans to explore the potential of its MSC-S platform for other rare corneal disease indications where it believes its secretome-based approach could deliver benefit.

Third Quarter and Recent Business Highlights:

Development-Stage Pipeline:

KPI-012 is a human mesenchymal stem cell secretome, which contains numerous human-derived biofacters, such as growth factors, protease inhibitors, matrix proteins and neurotrophic factors that can potentially correct the impaired corneal healing that is an underlying etiology of multiple severe ocular diseases. Subject to submission and clearance of an IND, Kala plans to initiate a Phase 2/3 clinical trial of KPI-012 in PCED patients during the fourth quarter of 2022 with topline results expected in the first quarter 2024. The Phase 2/3 trial is designed to evaluate the efficacy and safety of two doses of KPI-012 in PCED patients with a broad range of underlying etiologies.

Kala has received Orphan Drug Designation from the FDA for KPI-012 for the treatment of PCED.

In addition, Kala is evaluating the potential of KPI-012 to treat other rare anterior segment diseases as follow-on indications, such as Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren’s. Kala also plans to initiate preclinical studies for KPI-014, the Company’s program evaluating the utility of its MSC-S platform for retinal degenerative diseases such as Retinitis Pigmentosa and Stargardt Disease, with the goal of selecting a retinal indication for development in the second half of 2023.

Corporate Updates:

In November 2022, Kala announced the appointment of Marjan Farid, M.D., to its Board of Directors. Dr. Farid, who is currently Professor of Clinical Ophthalmology, Director of Cornea, Refractive & Cataract Surgery, and Vice Chair of Ophthalmic Faculty at the Gavin Herbert Eye Institute, University of California Irvine (UCI), founded the Severe Ocular Surface Disease Center at UCI and is an industry leader in the care and treatment of corneal diseases.

On October 20, 2022, Kala effected a 1-for-50 reverse stock split of its shares of common stock either issued and outstanding or held by the Company as treasury stock. As a result of the reverse stock split, every 50 shares of issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the reverse stock split. Any fractional shares that would otherwise have resulted from the reverse stock split were rounded up to the next whole number.

Financial Results:

The financial results below contain both GAAP and non-GAAP financial measures. The non-GAAP financial measures exclude stock-based compensation expense, non-cash interest expense, depreciation and amortization, transaction costs related to the Alcon transaction, gain or loss on fair value remeasurement of deferred purchase and contingent consideration, gain on sale of the commercial business, loss on extinguishment of debt and other non-cash expenses. See “Non-GAAP Financial Measures” below; for a full reconciliation of Kala’s GAAP to non-GAAP financial measures, please refer to the tables at the end of this press release.

●	Cash Position: As of September 30, 2022, Kala had cash and cash equivalents of $52.4 million, compared to $44.6 million of cash and cash equivalents as of June 30, 2022. This increase reflects the net proceeds received from the sale of Kala’s commercial portfolio and related intellectual property assets to Alcon Inc., which closed in July 2022, partially offset by cash used in operations. Included in Kala’s cash and cash equivalents of $52.4 million as of September 30, 2022 is $2.8 million of cash collected on behalf of Alcon from the sales of EYSUVIS and INVELTYS following the close of the transaction. Based on its current plans, Kala anticipates that its cash resources as of September 30, 2022 will enable it to fund its operations into the second quarter of 2024. Kala continues to anticipate approximately a 50% reduction in non-GAAP operating expenses in the second half of 2022 as compared to the first half of 2022 and a 60-70% reduction in non-GAAP total operating expenses for the full year 2023 compared to the full year 2021.

Third Quarter 2022 Financial Results:

●	Net Product Revenues: For the quarter ended September 30, 2022, Kala reported net product revenues of $0.4 million, representing approximately one week of net product revenues from sales of EYSUVIS and INVELTYS. Kala recognized net product revenues from EYSUVIS and INVELTYS until it completed the sale of its commercial portfolio to Alcon on July 8, 2022. For the quarter ended September 30, 2021, Kala reported net product revenues of $3.1 million.
●	Cost of Product Revenues: For the quarter ended September 30, 2022, cost of product revenues was less than $0.1 million representing approximately one week of cost of product revenues as Kala completed the sale of its commercial portfolio to Alcon on July 8, 2022, compared to cost of product revenues of $0.9 million for the same period in 2021. Non-GAAP cost of product revenues were less than $0.1 million for the quarter ended September 30, 2022, compared to $0.9 million for the same period in 2021.
●	SG&A Expenses: For the quarter ended September 30, 2022, selling, general and administrative (SG&A) expenses were $9.5 million, compared to $25.3 million for the same period in 2021. The decrease was primarily due to the sale of Kala’s commercial portfolio to Alcon, which closed on July 8, 2022. Non-GAAP SG&A expenses were $8.4 million for the quarter ended September 30, 2022, compared to $22.1 million for the same period in 2021.
●	R&D Expenses: For the quarter ended September 30, 2022, research and development (R&D) expenses were $5.4 million, compared to $2.9 million for the same period in 2021. The increase was primarily due to development costs for KPI-012, including pre-clinical studies to support the planned IND submission. Non-GAAP R&D expenses were $5.1 million for the quarter ended September 30, 2022, compared to $2.0 million for the same period in 2021.
●	Gain on Fair Value Remeasurement of Deferred Purchase Consideration: For the quarter ended September 30, 2022, the gain on fair value remeasurement of deferred purchase consideration, in connection with the acquisition of Combangio, Inc. (Combangio) in November 2021, was less than $0.1 million. There was no gain or loss on fair value remeasurement of deferred purchase consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of deferred purchase consideration.

●	Loss on Fair Value Remeasurement of Contingent Consideration: For the quarter ended September 30, 2022, the loss on fair value remeasurement of contingent consideration, in connection with the Combangio acquisition, was $0.1 million. There was no gain or loss on fair value remeasurement of contingent consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of contingent consideration.
●	Operating Loss: For the quarter ended September 30, 2022, loss from operations was $14.6 million, compared to $26.1 million for the same period in 2021. Non-GAAP operating loss was $13.1 million for the quarter ended September 30, 2022, compared to $21.9 million for the same period in 2021.
●	Loss on Extinguishment of Debt: For the quarter ended September 30, 2022, Kala reported a loss on extinguishment of debt of $2.6 million as a result of a partial prepayment of outstanding principal and related fees on the Company’s loan agreement in connection with the closing of the sale of its commercial business. There was no loss on extinguishment of debt for the same period in 2021.
●	Gain on Sale of Commercial Business: For the quarter ended September 20, 2022, Kala reported a gain on the sale of its commercial business to Alcon of $47.0 million. There was no gain on sale of commercial business for the same period in 2021.
●	Net Income/Loss: For the quarter ended September 30, 2022, Kala reported net income of $29.1 million, or a basic net income per share of $19.39 and $19.25 per share on a fully diluted basis, compared to a net loss of $28.1 million, or $21.41 per share on a basic and diluted basis, for the same period in 2021. Non-GAAP net loss was $13.5 million for the quarter ended September 30, 2022, compared to $23.5 million for the same period in 2021. The weighted average number of shares used to calculate net income/loss per share was 1.5 million for the quarter ended September 30, 2022, and 1.3 million for the quarter ended September 30, 2021. On October 20, 2022, Kala effected a reverse stock split of its outstanding common stock at a ratio of 1 post-split share for every 50 pre-split shares. Proportional adjustments were also made to the number of shares of Kala’s common stock issuable upon exercise or conversion of Kala’s equity awards and warrants, as well as the applicable exercise price. The weighted average number of shares used to calculate net income/loss has been retroactively adjusted for all periods presented in this press release to reflect the reverse stock split.

Nine Months ended September 30, 2022 Financial Results:

●	Net Product Revenues: For the nine months ended September 30, 2022, Kala reported net product revenues of $3.9 million, which is reflective of the closing of the sale of Kala’s commercial portfolio to Alcon on July 8, 2022. For the same period in 2021, Kala reported net product revenues of $9.4 million.
●	Cost of Product Revenues: For the nine months ended September 30, 2022, cost of product revenues was $2.6 million, compared to $2.7 million for the same period in 2021. Non-GAAP cost of product revenues was $2.4 million for the nine months ended September 30, 2022, compared to $2.5 million for the same period in 2021.
●	SG&A Expenses: For the nine months ended September 30, 2022, SG&A expenses were $59.2 million, compared to $81.0 million for the same period in 2021. The decrease was primarily due to the sale of Kala’s commercial portfolio to Alcon, which closed on July 8, 2022. Non-GAAP SG&A expenses were $53.4 million for the nine months ended September 30, 2022, compared to $70.1 million for the same period in 2021.
●	R&D Expenses: For the nine months ended September 30, 2022, R&D expenses were $14.3 million, compared to $9.1 million for the same period in 2021. The increase was primarily due to development costs for KPI-012, including pre-clinical studies to support the planned IND submission. Non-GAAP R&D expenses were $13.1 million for the nine months ended September 30, 2022, compared to $6.1 million for the same period in 2021.
●	Loss on Fair Value Remeasurement of Deferred Purchase Consideration: For the nine months ended September 30, 2022, the loss on fair value remeasurement of deferred purchase consideration, in connection with the acquisition of Combangio, was $0.2 million. There was no gain or loss on fair value remeasurement of deferred purchase consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the loss on fair value remeasurement of deferred purchase consideration.
●	Gain on Fair Value Remeasurement of Contingent Consideration: For the nine months ended September 30, 2022, the gain on fair value remeasurement of contingent consideration, in connection with the Combangio acquisition, was $1.0 million. There was no gain or loss on fair value remeasurement of contingent consideration for the same period in 2021. Non-GAAP operating loss and non-GAAP net loss exclude the gain on fair value remeasurement of contingent consideration.

●	Operating Loss: For the nine months ended September 30, 2022, loss from operations was $71.5 million, compared to $83.4 million for the same period in 2021. Non-GAAP operating loss was $64.9 million for the nine months ended September 30, 2022, compared to $69.3 million for the same period in 2021.
●	Loss on Extinguishment of Debt: For the nine months ended September 30, 2022, Kala reported a loss on extinguishment of debt of $2.6 million as a result of a partial prepayment of outstanding principal and related fees on the Company’s loan agreement in connection with the closing of the sale of its commercial business. There was no loss on extinguishment of debt for the same period in 2021.
●	Gain on Sale of Commercial Business: For the nine months ended September 20, 2022, Kala reported a gain on the sale of its commercial business to Alcon of $47.0 million. There was no gain on sale of commercial business for the same period in 2021.
●	Net Loss: For the nine months ended September 30, 2022, net loss was $32.0 million, or $21.46 per share, compared to a net loss of $95.0 million, or $73.80 per share, for the same period in 2021. Non-GAAP net loss was $68.7 million for the nine months ended September 30, 2022, compared to $74.5 million for the same period in 2021. The weighted average number of shares used to calculate net loss per share was 1.5 million for the nine months ended September 30, 2022, and 1.3 million for the nine months ended September 30, 2021. October 20, 2022, Kala effected a reverse stock split of its outstanding common stock at a ratio of 1 post-split share for every 50 pre-split shares. Proportional adjustments were also made to the number of shares of Kala’s common stock issuable upon exercise or conversion of Kala’s equity awards and warrants, as well as the applicable exercise price. The weighted average number of shares used to calculate net income/loss has been retroactively adjusted for all periods presented in this press release to reflect the reverse stock split.

Non-GAAP Financial Measures:

In this press release, the financial results of Kala are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expense, non-cash interest expense, depreciation and amortization, transaction costs related to the Alcon transaction, acquired in-process research and development expense, gain or loss on fair value remeasurement of deferred purchase consideration and contingent consideration, gain on fair value remeasurement of deferred purchase consideration, gain on sale of the commercial business, loss on extinguishment of debt and other non-cash expenses, transaction costs related to the acquisition of Combangio, and the impact of the termination of the lease for the Company’s former corporate headquarters. Management believes this non-GAAP information is useful for investors, taken in conjunction with Kala’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to Kala’s operating performance. These measures are also used by management to assess the performance of the business. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. A quantitative reconciliation of projected total non-GAAP operating expenses to total GAAP operating expenses is not available without unreasonable effort primarily due to Kala’s inability to predict with reasonable certainty the amount of future stock-based compensation expense. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, please refer to the table at the end of this press release.

About Kala Pharmaceuticals, Inc.

Kala is a clinical-stage biopharmaceutical company dedicated to the research, development and commercialization of innovative therapies for rare diseases of the eye. Kala’s biologics-based investigational therapies utilize Kala’s proprietary Mesenchymal Stem Cell Secretome (MSC-S) platform. Kala’s lead product candidate, KPI-012, is in clinical development for the treatment of persistent corneal epithelial defect (PCED), a rare disease of impaired corneal healing, which has received orphan drug designation from the U.S. Food and Drug Administration. Kala is also targeting the potential development of KPI-012 for the treatment of Partial Limbal Stem Cell Deficiency and ocular manifestations of moderate-to-severe Sjögren's and plans to initiate preclinical studies to evaluate the utility of its MSC-S platform for retinal degenerative diseases, such as Retinitis Pigmentosa and Stargardt Disease. For more information on Kala, please visit www.kalarx.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any statements in this press release about Kala’s future expectations, plans and prospects, including but not limited to statements about Kala’s expectations with respect to potential advantages of KPI-012 and its MSC-S platform; the future development or commercialization of KPI-012; plans to submit regulatory filings; conduct and timelines of preclinical studies and clinical trials; the clinical utility of KPI-012 for PCED; plans to pursue research and development of KPI-012 and its MSC-S platform for other indications; Kala’s ability to realize potential milestones payments under the transaction with Alcon; Kala’s estimates regarding its projected reduction in non-GAAP operating expenses; the sufficiency of Kala’s existing cash resources, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the effect that the reverse stock split may have on the price of Kala’s common stock; Kala’s ability to realize any milestone payments from Alcon Inc.; the impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus (COVID-19), and their collateral consequences; Kala’s ability to maintain its listing on the Nasdaq Global Select Market; Kala’s ability to comply with the covenants under its outstanding loan agreement; the uncertainties inherent in the initiation and conduct of preclinical studies and clinical trials; uncertainties regarding availability and timing of data from clinical trials; whether results of early clinical trials or trials in different disease indications will be indicative of the results of ongoing or future trials; whether results of the Phase 1b clinical trial of KPI-012 will be indicative of results for any future clinical trials and studies of KPI-012; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; Kala’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other important factors, any of which could cause the Kala’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of Kala’s Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q and other filings Kala makes with the Securities and Exchange Commission. These forward-looking statements represent Kala’s views as of the date of this press release and should not be relied upon as representing Kala’s views as of any date subsequent to the date hereof. Kala does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Hannah Deresiewicz

hannah.deresiewicz@sternir.com

212-362-1200

Financial Tables

Kala Pharmaceuticals, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$52,393	$92,136
Total assets	85,698	139,427
Working capital (1)	44,431	86,944
Longterm debt, net of discounts	42,642	78,929
Other longterm liabilities	3,783	6,272
Total stockholders’ (deficit) equity	(968)	16,804

(1)	The Company defines working capital as current assets less current liabilities. See the Company's consolidated financial statements for further information regarding its current assets and current liabilities.

Kala Pharmaceuticals, Inc.

Consolidated Statement of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Product revenues, net	$420	$3,067	$3,892	$9,384

Costs and expenses:
Cost of product revenues	11	908	2,560	2,679
Selling, general and administrative	9,549	25,349	59,204	81,034
Research and development	5,391	2,881	14,330	9,101
(Gain) loss on fair value remeasurement of deferred purchase consideration	(57)	—	205	—
Loss (gain) on fair value remeasurement of contingent consideration	95	—	(952)	—
Total operating expenses	14,989	29,138	75,347	92,814
Loss from operations	(14,569)	(26,071)	(71,455)	(83,430)
Other income (expense):
Interest income	234	16	310	92
Interest expense	(1,447)	(2,072)	(5,689)	(6,304)
Loss on extinguishment of debt	(2,583)	—	(2,583)	(5,395)
Gain on sale of Commercial Business	46,995	—	46,995	—
Other income (expense), net	443	—	443	—
Net income (loss)	$29,073	$(28,127)	$(31,979)	$(95,037)
Net income (loss) per share attributable to common stockholders—basic	$19.39	$(21.41)	$(21.46)	$(73.80)
Net income (loss) per share attributable to common stockholders—diluted	$19.25	$(21.41)	$(21.46)	$(73.80)
Weighted average shares outstanding—basic	1,499,001	1,313,466	1,490,159	1,287,772
Weighted average shares outstanding—diluted	1,510,421	1,313,466	1,490,159	1,287,772

Kala Pharmaceuticals, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income (loss) (GAAP)	$29,073	$(28,127)	$(31,979)	$(95,037)
Add-back: stock-based compensation expense	1,327	3,928	6,048	13,340
Add-back: non-cash interest	258	435	1,130	1,080
Add-back: depreciation and amortization	151	259	457	763
Add-back: transaction costs related to the Alcon transaction	—	—	758	—
Add (gain) loss on fair value remeasurement of deferred purchase consideration	(57)	—	205	—
Add: gain on fair value remeasurement of contingent consideration	95	—	(952)	—
Add-back: gain on sale of Commercial Business	(46,955)	—	(46,955)	—
Add-back: loss on debt extinguishment	2,583	—	2,583	5,395
Add-back: other expense	94	—	94	—
non-GAAP net loss	$(13,471)	$(23,505)	$(68,651)	$(74,459)

Cost of product revenues (GAAP)	$11	$908	$2,560	$2,679
Less: stock-based compensation expense	4	38	166	109
Less: depreciation and amortization	7	13	33	39
non-GAAP cost of product revenues	$—	$857	$2,361	$2,531

Selling, general and administrative expenses (GAAP)	$9,549	$25,349	$59,204	$81,034
Less: stock-based compensation expense	1,085	3,021	4,797	10,410
Less: depreciation and amortization	101	185	273	553
Less: transaction costs related to the Alcon transaction	—	—	758	—
non-GAAP selling, general and administrative expenses	$8,363	$22,143	$53,376	$70,071

Research and development expenses (GAAP)	$5,391	$2,881	$14,330	$9,101
Less: stock-based compensation expense	238	869	1,085	2,821
Less: depreciation and amortization	43	61	151	171
non-GAAP research and development expenses	$5,110	$1,951	$13,094	$6,109

(Gain) loss on fair value remeasurement of deferred purchase consideration	$(57)	$—	$205	$—
Less: (gain) loss on fair value remeasurement of deferred purchase consideration	(57)	—	205	—
non-GAAP gain or loss on fair value remeasurement of deferred purchase consideration	$—	$—	$—	$—

Loss (gain) on fair value remeasurement of contingent consideration	$95	$—	$(952)	$—
Less: loss (gain) on fair value remeasurement of contingent consideration	95	—	(952)	—
non-GAAP gain or loss on fair value remeasurement of contingent consideration	$—	$—	$—	$—

Total operating loss (GAAP)	$(14,569)	$(26,071)	$(71,455)	$(83,430)
Add-back: stock-based compensation expense	1,327	3,928	6,048	13,340
Add-back: depreciation and amortization	151	259	457	763
Add-back: transaction costs related to the Alcon transaction	—	—	758	—
Add: (gain) loss on fair value remeasurement of deferred purchase consideration	(57)	—	205	—
Add: gain on fair value remeasurement of contingent consideration	95	—	(952)	—
non-GAAP total operating loss	$(13,053)	$(21,884)	$(64,939)	$(69,327)

Kala Pharmaceuticals, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands)

(Unaudited)

Year Ended December 31, 2021

Net loss (GAAP)	$142,605
Add-back: stock-based compensation expense	16,088
Add-back: non-cash interest	1,519
Add-back: depreciation and amortization	975
Add-back: loss on extinguishment of debt	5,395
Add-back: acquired in-process research and development	26,617
Add-back: gain on fair value remeasurement of deferred purchase consideration	(5,805)
Add-back: gain on fair value remeasurement of contingent consideration	—
Add back: transaction costs related to acquisition of Combangio, Inc.	1,179
Add-back: impact of lease modification	(2,467)
non-GAAP net loss	$(99,104)

Cost of product revenues (GAAP)	$4,097
Less: stock-based compensation expense	169
Less: depreciation and amortization	52
non-GAAP cost of product revenues	$3,876

Selling, general and administrative expenses (GAAP)	$105,061
Less: stock-based compensation expense	12,774
Less: depreciation and amortization	693
Less: transaction costs related to acquisition of Combangio, Inc.	1,179
Less: impact of lease modification	(1,156)
non-GAAP selling, general and administrative expenses	$91,571

Research and development expenses (GAAP)	$11,515
Less: stock-based compensation expense	3,145
Less: depreciation and amortization	230
non-GAAP research and development expenses	$8,140

Acquired in-process research and development expenses (GAAP)	$26,617
Less: acquired in-process research and development expenses	26,617
non-GAAP acquired in-process research and development expenses	$—

Gain on fair value remeasurement of deferred purchase consideration	$(5,805)
Less: gain on fair value remeasurement of deferred purchase consideration	(5,805)
non-GAAP gain on fair value remeasurement of deferred purchase consideration	$—

Gain on fair value remeasurement of contingent consideration	$—
Less: gain on fair value remeasurement of contingent consideration	—
non-GAAP gain on fair value remeasurement of contingent consideration	$—

Total operating expenses (GAAP)	$141,485
Less: stock-based compensation expense	16,088
Less: depreciation and amortization	975
Less: transaction costs related to acquisition of Combangio, Inc.	1,179
Less: impact of lease modification	(1,156)
Less: acquired in-process research and development expenses	26,617
Less: gain on fair value remeasurement of deferred purchase consideration	(5,805)
Less: gain on fair value remeasurement of contingent consideration	—
non-GAAP total operating expenses	$103,587

Total operating loss (GAAP)	$(130,245)
Add-back: stock-based compensation expense	16,088
Add-back: depreciation and amortization	975
Add-back: acquired in-process research and development	26,617
Add-back: gain on fair value remeasurement of deferred purchase consideration	(5,805)
Add-back: gain on fair value remeasurement of contingent consideration	—
Add-back: transaction costs related to acquisition of Combangio, Inc.	1,179
Add-back: impact of lease modification	(1,156)
non-GAAP total operating loss	$(92,347)